Exhibit 99.1

Streamline Health® Reports Fiscal First Quarter 2024 Financial Results

●	Net loss of ($2.7 million) during the first quarter of fiscal 2024 compared to net loss of ($2.9 million) during the first quarter of fiscal 2023

●	Adjusted EBITDA improved to a loss of ($0.7 million) during the first quarter of fiscal 2024 vs. a loss of ($1.3 million) during the first quarter of fiscal 2023

●	$15.6 million of Booked SaaS ACV as of April 30, 2024 vs. $15.0 million of booked SaaS ACV as of January 31, 2024

●	Company reiterated $15.5 million implemented SaaS ARR adjusted EBITDA breakeven run rate expectation

Atlanta, GA, June 11, 2024 (Globe Newswire) – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced financial results for the fiscal first quarter of 2024 which ended April 30, 2024.

Fiscal First Quarter Financial Results

Total revenue for the first quarter of fiscal 2024 was $4.3 million as compared to $5.3 million during the first quarter of fiscal 2023. The change in total revenue was attributable to previously announced client non-renewals offset by successful implementation of new SaaS contracts.

SaaS revenue totaled $2.7 million and $3.2 million and represented 63% and 60% of total revenue during the first quarter of fiscal 2024 and 2023 respectively. As previously reported, the Company had a SaaS contract which did not renew at the end of its 2023 fiscal year. On a pro forma basis, excluding the revenue recognized from that contract SaaS revenue grew 22% in the first quarter of fiscal 2024 compared to the first quarter of fiscal 2023.

Net loss for the first quarter of fiscal 2024 was ($2.7 million) compared to a net loss of ($2.9 million) during the first quarter of fiscal 2023. The improved net loss despite lower revenue resulted from cost savings achieved through the strategic restructuring executed during fiscal 2023 offset by higher interest expense and non-cash valuation adjustments.

Cash and cash equivalents as of April 30, 2024 was $4.0 million compared to $3.2 million as of January 31, 2024. The Company had access to $2.0 million of liquidity through its revolving credit facility as of April 30, 2024, compared to $0.5 million as of January 31, 2024. During the first quarter of fiscal 2024 the Company closed a private placement of common stock, unsecured promissory notes and warrants resulting in aggregate gross proceeds of approximately $4.5 million.

Adjusted EBITDA for the first quarter of fiscal 2024 was ($0.7 million) compared to ($1.3 million) during the first quarter of fiscal 2023. The significant improvement of Adjusted EBITDA is the result of the Company’s focus on the growth of its SaaS revenue solutions as well as significant cost savings achieved through the previously announced strategic restructuring.

As of April 30, 2024, the Company’s total Booked SaaS Annual Contract Value (“ACV”) was $15.6 million compared to $15.0 million as of January 31, 2024. $11.6 million of the Booked SaaS ACV was implemented as of April 30, 2024 as compared to $11.1 million as of January 31, 2024. Subsequent to the end of the fiscal quarter, the Company successfully booked additional contracts and implemented existing contracts. As a result, as of June 11, 2024 booked SaaS ACV totaled $15.9 million and $13.1 million was implemented.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal.

The Company reiterated that it believes its adjusted EBITDA breakeven run rate is $15.5 million of SaaS ARR and that it expects to achieve this run rate during the second half of fiscal 2024. Due to the continued unpredictability of timing related to the closing of new contracts, the Company has not provided more specific guidance related to the timing of bookings.

Management Commentary

“As a result of executing contract implementations while expanding our footprint with new and existing clients we expect to achieve ongoing adjusted EBITDA profitability during the second half of this fiscal year,” stated Ben Stilwill, President and Chief Executive Officer, of the Company. “Furthermore, we continue to improve the impact of our existing solutions for clients by incorporating novel AI techniques furthering our mission to ensure our nation’s health systems are paid for all of the care they provide.”

Conference Call

The Company will conduct a conference call on Wednesday, June 12, 2024, at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Wednesday, June 12, 2024 at 12:00 PM ET to Wednesday, June 19, 2024 at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13746953. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes that this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, restructuring expenses, impairment of goodwill and long-lived assets and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related alignment expenses, associate inducements, and professional and advisory fees. A table reconciling this measure to “net loss,” to the extent relevant items were recognized in the periods covered, is included in this press release.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal. Booked SaaS ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. Booked SaaS ACV is not intended to be a replacement for, or forecast of, revenue. There is no GAAP measure comparable to Booked SaaS ACV.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, anticipated bookings, recognition of revenue from contracts included in Booked SaaS ACV,  anticipated cost savings from previously announced strategic restructuring, expected improved implementation timelines and lower expenses for our clients, industry trends and market growth, adjusted EBITDA, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog and Booked SaaS ACV, achievement of a breakeven SaaS ARR run rate, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to generate cash from operations, the availability of additional debt and equity financing to fund the Company’s ongoing operations, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger
Vice President, Finance
303-887-9625
jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended April 30,
	2024	2023
Revenues:
Software as a service	$2,723,000	$3,175,000
Maintenance and support	890,000	1,157,000
Professional fees and licenses	717,000	1,000,000
Total revenues	4,330,000	5,332,000
Operating expenses
Cost of software as a service	1,348,000	1,589,000
Cost of maintenance and support	42,000	89,000
Cost of professional fees and licenses	887,000	1,108,000
Selling, general and administrative expense	3,192,000	3,841,000
Research and development	1,111,000	1,701,000
Total operating expenses	6,580,000	8,328,000
Operating loss	(2,250,000)	(2,996,000)
Other (expense)/income:
Interest expense	(465,000)	(248,000)
Valuation adjustments	(24,000)	364,000
Other	—	32,000
Loss before income taxes	(2,739,000)	(2,848,000)
Income tax benefit (expense)	—	(53,000)
Net loss	$(2,739,000)	$(2,901,000)
Basic and Diluted Earnings Per Share:
Net loss per share, basic and diluted	$(0.05)	$(0.05)
Weighted average number of common shares - basic and diluted	58,224,090	55,970,880

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(rounded to the nearest thousand dollars, except share and per share information)

	April 30, 2024	January 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,979,000	$3,190,000
Accounts receivable, net of allowance for credit losses of $117,000 and $86,000, respectively	4,706,000	4,237,000
Contract receivables	294,000	780,000
Prepaid and other current assets	722,000	629,000
Total current assets	9,701,000	8,836,000
Non-current assets:
Property and equipment, net of accumulated amortization of $304,000 and $291,000 respectively	76,000	88,000
Capitalized software development costs, net of accumulated amortization of $8,396,000 and $7,960,000, respectively	5,624,000	5,798,000
Intangible assets, net of accumulated amortization of $4,428,000 and $4,019,000, respectively	11,662,000	12,071,000
Goodwill	13,276,000	13,276,000
Other	1,386,000	1,666,000
Total non-current assets	32,024,000	32,899,000
Total assets	$41,725,000	$$41,735,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,120,000	$1,253,000
Accrued expenses	1,777,000	2,023,000
Current portion of term loan	1,750,000	1,500,000
Deferred revenues	7,351,000	7,112,000
Acquisition earnout liability	817,000	1,794,000
Total current liabilities	12,815,000	13,682,000
Non-current liabilities:
Term loan, net of current portion and deferred financing costs	7,089,000	7,566,000
Line of credit	—	1,500,000
Notes payable, net of current portion and deferred financing costs	3,587,000	—
Warrants - common stock	746,000	—
Deferred revenues, less current portion	185,000	173,000
Total non-current liabilities	11,607,000	9,239,000
Total liabilities	24,422,000	22,921,000
Commitments and contingencies – Note 8
Stockholders’ equity:
Common stock, $0.01 par value per share, 85,000,000 shares authorized; 61,825,587 and 58,945,498 shares issued and outstanding, respectively	617,000	590,000
Additional paid in capital	135,124,000	133,923,000
Accumulated deficit	(118,438,000)	(115,699,000
Total stockholders’ equity	17,303,000	18,814,000
Total liabilities and stockholders’ equity	$41,725,000	$41,735,000

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(rounded to the nearest thousand dollars)

	Three Months Ended April 30,
	2024	2023
Net loss	$(2,739,000)	$(2,901,000)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,120,000	1,059,000
Accrued interest expense - notes payable	152,000	—
Valuation adjustments	24,000	(364,000)
Benefit for deferred income taxes	—	39,000
Share-based compensation expense	499,000	572,000
Changes in assets and liabilities:
Accounts and contract receivables	17,000	3,900,000
Other assets	(100,000)	(15,000)
Accounts payable	(161,000)	(327,000)
Accrued expenses and other liabilities	(262,000)	(795,000)
Deferred revenue	251,000	(1,042,000)
Net cash (used in) provided by operating activities	(1,199,000)	126,000
Cash flows from investing activities:
Purchases of property and equipment	—	(29,000)
Capitalization of software development costs	(232,000)	(404,000)
Net cash (used in) investing activities	(232,000)	(433,000)
Cash flows from financing activities:
Repayment of bank term loan	(250,000)	(125,000)
Repayment of line of credit	(1,500,000)	—
Proceeds from issuance of common stock	100,000	—
Proceeds from notes payable	4,400,000	—
Payments of acquisition earnout liabilities	(447,000)	—
Payments for deferred financing costs	(16,000)	—
Payments related to settlement of employee share-based awards	(67,000)	(179,000)
Net cash (used in) provided by financing activities	2,220,000	(304,000)
Net (decrease) increase in cash and cash equivalents	789,000	(611,000)
Cash and cash equivalents at beginning of period	3,190,000	6,598,000
Cash and cash equivalents at end of period	$3,979,000	$5,987,000

STREAMLINE HEALTH SOLUTIONS, INC.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(Unaudited, rounded to the nearest thousand dollars)

	Three Months Ended
In thousands, except per share data	April 30, 2024	April 30, 2023
Adjusted EBITDA Reconciliation
Net Loss	$(2,739)	$(2,901)
Interest expense	465	248
Income tax expense	—	53
Depreciation and amortization	1,017	1,031
EBITDA	$(1,257)	$(1,569)
Share-based compensation expense	499	572
Non-cash valuation adjustments	24	(364)
Acquisition-related costs, severance, and transaction-related bonuses	31	57
Other non-recurring charges	—	(33)
Adjusted EBITDA	$(703)	$(1,337)

Source: Streamline Health Solutions, Inc.